EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ASP Isotopes Inc. (the “Corporation”) on Form 10-Q for the fiscal quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Ainscow, as Interim Chief Executive Officer and Chief Operating Officer of the Corporation, and I, Heather Kiessling, as Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 19, 2025	By:	/s/ Robert Ainscow
Robert Ainscow Interim Chief Executive Officer and Chief Operating Officer
(Principal Executive Officer)

Date: November 19, 2025	By:	/s/ Heather Kiessling
Heather Kiessling Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference.